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                                   [GUARANTY]

Guaranty made this 13th day of October, 1999, by EVENTURES GROUP, INC., a Delaware corporation with its principal office located at One Evertrust Plaza, Eighth Floor, Jersey City, New Jersey 07302, (hereinafter "Guarantor", to Telecommunications Finance Group (hereinafter "Lessor"), with principal office located at 400 Rinehart Road, Lake Mary, Florida 32746, as an inducement to Lessor to provide a Lease to AXISTEL COMMUNICATIONS, INC., a Delaware corporation with its principal office located at One Evertrust Plaza, Eighth Floor, Jersey City, New Jersey 07302 (hereinafter "Lessee").

For value received, Guarantor agrees as follows:

1. Guarantor absolutely and unconditionally guarantees to Lessor and its successors and assigns, the full and complete payment, as and when the same becomes due and payable, of:

     (a) Monthly lease payments and all other payments due under a Lease dated October 1, 1999, between the Lessor and the Lessee (hereinafter "Lease"), with an initial Lessors Value, as defined in said Lease, of Three Million Seven Hundred Thousand Dollars ($3,700,000.00).

     (b) All payments due under any and all additions, renewals, amendments and modifications under the Lease.

     (c) All payments due Lessor in accordance with the Lease in the event Lessor declares the Lease in default.

     (d) All attorney's fees, court costs and other costs and expenses incurred by Lessor in connection with the collection of payments due under such Lease and/or any of the aforementioned amounts for the payment of which Lessee is or may become liable, subject to the limitations specified in the Lease, which term shall include all sums, fees, costs and expenses mentioned in Paragraphs (b), (c) and (d) hereof, and without requiring Lessor or the then owner and holder of all or any part of the Lease to make any demand upon or bring any action against Lessee or any other party, or to exhaust its remedies against any security existing in connection with the Lease.

2. Guarantor expressly waives acceptance by Lessor of this instrument, presentment of the Lease for payment, notice of any kind in bringing and prosecuting any action on the Lease, and diligence in connection with the collection of the Lease and the handling of any security existing or to exist in connection therewith.

3. Guarantor agrees that the liability of Guarantor shall not be released, diminished, impaired, reduced, or affected by:

     (a) The taking or accepting of any other security or guaranty for the Lease;

     (b) Any release, withdrawal, waiver, surrender, exchange, substitution, subordination, loss or other modification of any other security or guaranty at any time existing in connection with the Lease; any partial release of the liability of Guarantor hereunder or under any other instrument had or to be had in connection with or as security for the Lease; or the death, insolvency, bankruptcy, disability, or lack of corporate power of Lessor, Guarantor, or any party at any time liable for the payment of any part of all of the Lease, whether now existing or hereafter occurring (it being understood that this paragraph shall not prevent the extinguishment of this guaranty at such time as the Lease has been fully satisfied in accordance with the terms thereof);

     (c) Any renewal, extension, modification or consolidation of the payment of any part or all of the Lease or the performance of any covenant contained in any instrument had or to be had in connection with or as security for the Lease, either with or without notice to or consent of Guarantor of any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lessor or Lessee;

     (d) Any neglect, delay, omission, failure, of refusal or Lessor to take or prosecute any action for the
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             collection of the Lease or to foreclose or take or prosecute any action in connection with any lien, right, or security existing or to exist in connection with or as security for the Lease;

         (e)   Any assignment of the Lease by Lessor or Lessee; or

         (f)   Any other action permitted under the terms of the Lease.

4. Guarantor unconditionally and absolutely guarantees the payment of the full amount of the Lease, regardless of any act or omission of Lessor or any party with reference to any part of the Lease or any security or rights existing or to exist in connection therewith; and Guarantor agrees that Lessor shall in no way be obligated to bring or prosecute any action against Lessee for any part of the Lease or make any demand on Lessee or give any notice of any kind to any party. Lessor shall not be liable or accountable in any respect, nor shall Guarantor have a right of recourse against Lessor by reason of any act or omission on the part of the Lessor in connection with any of the matters herein mentioned. The right of recovery against Guarantor under this Guarantee is unlimited.

5. In the event Lessor obtains another guaranty for the same indebtedness, Guarantor agrees that lessor in its sole discretion may (1) bring suit against all guarantors of the indebtedness jointly and severally or against any one or more of them, (2) compound or settle with any one or more of the guarantors for such consideration as Lessor may deem proper, and (3) release one or more of the guarantors from liability. Guarantor further agrees that no such action shall impair the rights of Lessor to collect the entire note from Guarantor.

6. This guaranty agreement shall remain in full force and effect until all of the Lease has been fully paid and shall be binding upon Guarantor, its heirs, successors and assigns and, along with all rights and benefits existing and to exist hereunder, shall inure to the benefit of and be available to Lessor, its successors and assigns.

7. Guarantor agrees that the obligations of this guaranty agreement shall be governed by the laws of the State of Florida as if both parties were residents of the State of Florida.

8. Guarantor hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this guaranty, shall be instituted or brought in the courts of the State of Florida or the United States court sitting in the State of Florida, and by acceptance of this Agreement, hereby irrevocably accepts and submits to, for itself and in respect of its property generally and unconditionally, the jurisdiction of any such courts and to all proceedings in such courts.

9. All sums and amounts owing and to be owing by Lessor to Guarantor, as well as all rights, liens, claims, and securities existing and to exist in connection therewith or as security therefor, are declared, recognized, and made subordinate to the Lease and all rights, titles, interests, liens, claims and securities existing and to exist in connection therewith or as security thereof.

10. This guaranty agreement is being executed, acknowledged, and delivered to Lessor prior to the consummation of the Lease mentioned above. When received by Lessor, this guaranty agreement shall be considered a unilateral contractual offer from Guarantor to Lessor, the acceptance of which shall be in the form of the consummation by Lessor of the above-mentioned Lease. Unless Lessor shall receive prior written notice of revocation of this guaranty agreement (receipt being deemed to mean actual delivery to Lessor at the above address), this guaranty agreement shall, at such time as the Lease is consummated, constitute a binding contractual obligation upon Guarantor, its successors and assigns.

In witness whereof, Guarantor has executed this guaranty at Jersey City, NJ, on the day and year first above written.

EVENTURES GROUP, INC.

By: /s/ STUART CHASANOFF
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Stuart Chasanoff, Vice President - Business Development
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                    (Name and Title)

Date Signed: 10/13/99
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